EXHIBIT 99.1

RIO HOTEL & CASINO, INC.

Subject:         Rio Reports Results for Third
                 Quarter Ended September 30, 1998
Release Date:    October 22, 1998
Contact:         James A. Barrett, Jr. - President
Phone:           (702) 252-7733

LAS VEGAS,  Nevada -- Rio  Hotel &  Casino, Inc. (NYSE-RHC),  the
"Company", today reported  results for  the third  quarter  ended
September 30, 1998.

Net income for the third quarter ended September 30, 1998, adjusted on a pro-forma basis for executive severance expense and merger related costs, was $8.0 million, or $0.32 per share compared to net income of $7.8 million, or $0.35 per share for the 1997 third quarter. Net income for the 1998 third quarter, after executive severance expense of $2.2 million and merger related costs of $1.1 million, was $6.0 million, or $0.24 per share.

Executive severance expense represents the cost of the October 1998 termination of the employment contract with the Company's former executive vice-president. Merger costs represent fees and expenses incurred through September 30, 1998 in connection with the Merger Agreement entered into on August 9, 1998 with Harrah's Entertainment, Inc.

Revenues, net of promotional allowances, were $107.1 million for the 1998 third quarter compared to 1997 third quarter net revenues of $103.6 million. In the 1998 third quarter, EBITDA (earnings before interest, income taxes, depreciation, and amortization) before severance expense and merger costs, were $25.9 million or $1.03 per share compared to $25.7 million or $1.17 per share for the 1997 third quarter.

Per share amounts are based on 25.1 million and 22.0 million shares for the quarters ended September 30, 1998 and 1997, respectively.

Net revenues for the nine months ended September 30, 1998 were $302.0 million compared to $270.7 million for the same period in 1997. Adjusted on a pro-forma basis for pre-opening expenses, executive severance expenses and merger related costs, net income for the nine months ended September 30, 1998 was $20.6 million or $0.81 per share compared to $19.1 million or $0.88 per share for the 1997 nine month period. EBITDA (earnings before interest, income taxes, depreciation, and amortization) before severance, merger, and pre-opening expense was $71.3 million or $2.80 per share for the 1998 nine months compared to $67.9 million or $3.13 per share for the nine months ended September 30, 1997. Per share amounts are based on 25.4 million and 21.7 million for the nine months ended September 30, 1998 and 1997, respectively.

Anthony A. Marnell II, Chairman of the Board, stated, "We continue to enjoy strong demand for the Rio products and service. During the third quarter, our suites were 93% occupied at an average daily rate of $95 and table game volume increased 17% compared to the 1997 third quarter. Compared to the 1997 third quarter, casino revenue was lower in the 1998 third quarter because of 1997's higher than average table game hold percentage. We did incur approximately $2.0 million of casino marketing costs during the third quarter of 1998, which we expect to provide benefit in the future as the Rio expands its market share.

Work continues on schedule for completion of the Rio's Palazzo Suites complex by December 1998 and for the 100,000 square foot convention-event facility by March of 1999.

A special meeting of stockholders has been scheduled for November 18, 1998 to vote upon the Agreement and Plan of Merger between the Company and Harrah's Entertainment, Inc. Copies of the Joint Proxy Statement were mailed to stockholders of record as of October 5, 1998. Subject to stockholders, regulatory, and other approvals, the merger could be completed by the end of November 1998."

Rio Hotel & Casino, Inc., through a wholly owned subsidiary, owns and operates the Rio Suite Hotel & Casino. The country's premier all-suite hotel-casino, the Rio offers approximately 2,500 suites and a 120,000 square foot casino. Home of the ``Masquerade Show in the Sky,'' a $25 million entertainment extravaganza free to the public, the Rio offers a wide variety of entertainment features. These include 14 restaurants, the Wine Cellar, retail shops, nightly performances by Danny Gans, and Rio Secco Golf Club, an 18-hole championship golf course.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relating to plans for future expansion, capital spending, financing sources, future business levels, and completion of the merger with Harrah's Entertainment, Inc. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include, but are not limited to, those relating to construction activities, dependence on existing management, gaming regulations (including actions affecting licensing), leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, changes in federal or state laws or the administration of such laws, and all approved conditions to completion of the proposed merger.


RIO HOTEL & CASINO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)(Unaudited)

                               Quarter                Nine Months
                          Ended September 30,     Ended September 30,    Year Ended
                        -----------------------  ---------------------   December 31
                           1998         1997       1998         1997        1997
                        ---------     ---------  ----------  ---------   ----------
REVENUES:
 Casino                  $54,902       $57,155    $148,987    $141,215    $214,036
 Room                     19,830        17,668      59,936      50,398      70,447
 Food and
  beverage                33,433        30,888      99,588      83,048     114,765
 Other                     8,314         7,007      21,826      18,695      25,590
 Casino promotional
  allowances              (9,428)       (9,143)    (28,404)    (22,663)    (32,690)
                        ---------     ---------  ----------  ----------  ----------
                         107,051       103,575     301,933     270,693     392,148
                        ---------     ---------  ----------  ----------  ----------
EXPENSES:
 Casino                   31,813        30,684      83,796      74,433     117,649
 Room                      6,489         5,348      18,871      14,996      20,601
 Food and
  beverage                23,849        24,112      71,532      64,025      88,971
 Other                     6,347         4,154      13,830      11,253      15,093
 Selling,
  general and
  administrative          12,693        13,530      42,654      38,062      53,622
 Depreciation and
  amortization             7,083         6,440      20,655      18,678      24,906
 Preopening expense           --            --          --      11,200      11,200
                        ---------     ---------  ----------  ----------  ----------
                          88,274        84,268     251,338     232,647     332,042
                        ---------     ---------  ----------  ----------  ---------
OPERATING PROFIT          18,777        19,307      50,595      38,046      60,106

Interest expense           6,145         7,102      18,228      19,199      26,257
Executive
 severance                 2,161            --       2,161          --          --
Merger costs               1,085            --       1,085          --          --
                        ---------     ---------  ----------  ----------  ----------
                           9,391         7,102      21,474      19,199      26,257
                        ---------     ---------  ----------  ----------  ----------
INCOME BEFORE
 INCOME TAX                9,386        12,205      29,121      18,847      33,849

Income tax
 provision                 3,426         4,449      10,629       6,879      12,355
                        ---------     ---------  ----------  ----------  ----------
NET INCOME                $5,960        $7,756     $18,492     $11,968     $21,494
                        =========     =========  ==========  ==========  ==========
NET INCOME
 PER COMMON
 SHARE - DILUTED           $0.24         $0.35       $0.73       $0.55       $0.98
                        =========     =========  ==========  ==========  ==========
Weighted average
 number of shares
 outstanding              25,086        21,985      25,431      21,714      22,031
                        =========     =========  ==========  ==========  ==========
Earnings before
 interest, income
 taxes, depreciation,
 amortization,
 severance and
 merger costs, and
 preopening
 expense                 $25,860       $25,747     $71,250     $67,924     $96,212
                        =========     =========  ==========  ==========  ==========
Earnings before
 interest, income
 taxes, depreciation,
 amortization,
 severance and
 merger costs, and
 preopening
 expense per common
 share                     $1.03         $1.17       $2.80       $3.13       $4.37
                        =========     =========  ==========  ==========  ==========


RIO HOTEL & CASINO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands) (Unaudited)

                                            September 30,   December 31,
                                                 1998           1997
                                            -------------  -------------

                                  ASSETS

 CURRENT ASSETS:
  Cash and cash equivalents                    $21,269        $22,242
  Accounts receivable, net                      37,748         28,177
  Other current assets                          22,170         16,075
                                            -----------    -----------
    TOTAL CURRENT ASSETS                        81,187         66,494

 PROPERTY AND EQUIPMENT, NET                   637,337        510,317
 OTHER ASSETS                                   24,649         11,344
                                            -----------    -----------
                                              $743,173       $588,155
                                            ===========    ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
  Current maturities of long term debt          $2,621         $2,435
  Accounts payable - related party              17,363          2,808
  Accounts payable and accrued liabilities      46,165         42,407
                                            -----------    -----------
    TOTAL CURRENT LIABILITIES                   66,149         47,650

 LONG-TERM DEBT, LESS CURRENT MATURITIES       367,747        250,523
 DEFERRED INCOME TAXES                          17,932         19,807
                                            -----------    -----------
     TOTAL LIABILITIES                         451,828        317,980
 STOCKHOLDERS' EQUITY                          291,345        270,175
                                            -----------    -----------
                                              $743,173       $588,155
                                            ===========    ===========